Exhibit 99.1

Dolby Laboratories Reports FY 2009 Fourth Quarter and Year-End Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--November 3, 2009--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the fourth quarter and fiscal year ended September 25, 2009.

For the fourth quarter, Dolby reported total revenue of $163.9 million, compared to $163.1 million for the fourth quarter of fiscal 2008.

Fourth quarter net income was $44.3 million, or $0.38 per diluted share, compared to $48.6 million, or $0.42 per diluted share, for the fourth quarter of fiscal 2008.

For fiscal year 2009, Dolby reported total revenue of $719.5 million, compared to $640.2 million for fiscal year 2008, an increase of 12 percent. Net income for fiscal year 2009 was $243.0 million, or $2.11 per diluted share, compared to $199.5 million, or $1.74 per diluted share, for fiscal year 2008.

Reflected in Dolby’s fiscal 2009 earnings was a $20.0 million gain in the first quarter resulting from an amendment to a license agreement with an unrelated patent licensor, and $4.8 million in restructuring charges primarily related to the consolidation of our manufacturing operations.

“We had a solid fourth quarter and fiscal year,” said Kevin Yeaman, President and Chief Executive Officer, Dolby Laboratories. “In fiscal 2009, we made excellent progress with new wins in many of our markets, including broadcast, mobile, and personal computer, and we remain focused on growing the adoption of our surround sound solutions globally while bringing new technologies to market.”

Guidance

For fiscal 2010, Dolby is targeting revenue of $720 million to $750 million, total gross margin of approximately 88 percent on a GAAP basis, and 89 percent on a non-GAAP basis. In addition, Dolby is targeting fiscal 2010 operating expenses of $313 million to $324 million on a GAAP basis and $280 million to $290 million on a non-GAAP basis, and a tax rate of approximately 35 percent on a GAAP basis and non-GAAP basis. Dolby’s non-GAAP measures exclude expenses related to stock-based compensation, the amortization of intangibles from business combinations, and restructuring charges.

These targets lead to a fiscal 2010 diluted earnings per share target range of $1.85 to $1.96 on a GAAP basis and $2.07 to $2.20 on a non-GAAP basis.

A reconciliation between GAAP and non-GAAP financial targets is provided at the end of this press release.

The Company's Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Dolby Laboratories’ Q4 and year-end fiscal 2009 financial results at 2:00 p.m. PT/5:00 p.m. ET on Tuesday, November 3, 2009.

Access to the teleconference will be available over the Internet at http://investor.dolby.com/medialist.cfm or by dialing 888-797-3001. International callers can access the conference call at 913-312-0684.

A replay of the call will be available beginning at 5:00 p.m. PT on Tuesday, November 3, 2009, until 9:00 p.m. PT on November 10, 2009 at 888-203-1112 (international callers can access the replay at 719-457-0820) and entering the confirmation code 4818739. An archived version of the teleconference will also be available on www.dolby.com.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby provides non-GAAP financial measures of gross margin, operating expense, tax rate, and diluted earnings per share. These measures are adjusted to exclude the charges and expenses discussed above. Dolby presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations. Dolby’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the impact of stock-based compensation expense, amortization of acquired intangible assets through business combinations, restructuring charges, and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Dolby’s business for planning and forecasting in subsequent periods. Dolby’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its SEC filings.

Forward-Looking Statements

Certain statements in this press release, including statements relating to Dolby's expectations regarding revenue, gross margin, operating expense, tax rate, and diluted earnings per share for fiscal 2010, the progress Dolby is making in its markets, the further adoption of Dolby surround sound solutions and other technologies, and the benefits that may be derived therefrom are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with the effects of the economic recession both domestically and internationally; risks associated with trends in the markets in which Dolby operates, including the DVD and Blu-ray Disc™, broadcast, personal computer, consumer electronics, gaming, mobile, and automobile markets; pricing pressures; the timing of Dolby's receipt of royalty reports and/or payments from its licensees; Dolby’s accuracy of calculation of royalties due to its licensors; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative technologies in response to new and growing markets in the entertainment industry; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and digital 3D and Dolby’s ability to successfully penetrate this market; Dolby’s ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery, by acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in its most recent Quarterly Report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) is the global leader in technologies that are essential elements in the best entertainment experiences. Founded in 1965 and best known for high-quality audio and surround sound, Dolby creates innovations that enrich entertainment at the movies, at home, or on the go. Visit www.dolby.com for more information.

Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. Blu-ray Disc is a trademark of Blu-ray Disc Association. S09/22074 DLB-F

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Quarter Ended		Fiscal Year-to-Date Ended
	September 26, 2008	September 25, 2009	September 26, 2008	September 25, 2009
	(unaudited)
	(in thousands, except per share amounts)
Revenue:
Licensing	$137,756	$138,621	$537,363	$594,697
Product sales	18,586	20,223	72,284	95,967
Services	6,788	5,033	30,584	28,839
Total revenue	163,130	163,877	640,231	719,503

Cost of revenue:
Cost of licensing	3,623	3,580	15,802	14,803
Cost of product sales (1)	9,806	10,444	39,455	57,220
Cost of services (1)	3,120	3,240	12,520	12,786
Gain from amended patent licensing agreement	-	-	-	(20,041)
Total cost of revenue	16,549	17,264	67,777	64,768
Gross margin	146,581	146,613	572,454	654,735
Operating expenses:
Selling, general and administrative (1)	62,815	62,514	224,090	225,489
Research and development (1)	17,082	18,079	62,080	66,710
Restructuring charges, net	-	835	-	4,847
Gain on settlements	-	(77)	(499)	(5,977)
Total operating expenses	79,897	81,351	285,671	291,069
Operating income	66,684	65,262	286,783	363,666
Other income, net	4,750	1,959	15,019	7,753
Income before provision for income taxes and controlling interest	71,434	67,221	301,802	371,419
Provision for income taxes	(22,254)	(22,518)	(100,770)	(127,073)
Income before controlling interest	49,180	44,703	201,032	244,346
Controlling interest in net income	(621)	(404)	(1,574)	(1,355)
Net income	$48,559	$44,299	$199,458	$242,991

Basic earnings per share	$0.43	$0.39	$1.79	$2.15
Diluted earnings per share	$0.42	$0.38	$1.74	$2.11

Weighted-average shares outstanding (basic)	112,342	113,684	111,492	113,101
Weighted-average shares outstanding (diluted)	115,010	115,845	114,781	115,367

(1) Stock-based compensation included above was classified as follows:
Cost of product sales	$183	$93	$853	$564
Cost of services	51	30	177	115
Selling, general and administrative	4,110	5,076	17,267	17,309
Research and development	1,136	1,248	4,413	4,434

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 26, 2008	September 25, 2009
	(unaudited)
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$394,761	$451,678
Short-term investments	119,667	283,808
Accounts receivable, net	27,650	22,981
Inventories	18,133	12,975
Deferred taxes	91,824	83,438
Prepaid expenses and other current assets	39,834	45,958
Total current assets	691,869	900,838

Property, plant and equipment, net	87,915	92,178
Intangible assets, net	83,060	82,035
Goodwill	250,356	261,121
Long-term investments	180,996	205,938
Deferred taxes	24,900	23,755
Other assets	17,050	15,450
Total assets	$1,336,146	$1,581,315

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$156,925	$113,822
Income taxes payable	4,811	3,934
Current portion of long-term debt	1,593	1,624
Deferred revenue	37,344	37,204
Total current liabilities	200,673	156,584

Long-term debt	7,782	5,825
Deferred revenue	6,171	10,759
Deferred taxes	16,755	13,573
Other liabilities	33,414	31,469
Total liabilities	264,795	218,210

Controlling interest	22,098	21,997
Stockholders' equity:
Class A common stock	52	53
Class B common stock	60	60
Additional paid-in capital	434,907	478,979
Retained earnings	609,495	852,475
Accumulated other comprehensive income	4,739	9,541
Total stockholders' equity	1,049,253	1,341,108
Total liabilities and stockholders' equity	$1,336,146	$1,581,315

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Quarter Ended		Fiscal Year-to-Date Ended
	September 26, 2008	September 25, 2009	September 26, 2008	September 25, 2009
	(unaudited)
	(in thousands)
Operating activities:
Net income	$48,559	$44,299	$199,458	$242,991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,407	7,231	24,814	28,732
Stock-based compensation expense	5,102	6,207	22,332	21,758
Accretion of discounts/amortization of premium on investments	2,037	1,647	1,904	5,589
Excess tax benefit from exercise of stock options	(3,229)	(2,279)	(21,746)	(5,827)
Provision for doubtful accounts	168	244	935	1,392
Deferred taxes	(1,265)	(14,595)	(21,750)	5,237
Gain on Put Rights	-	(56)	-	(9,508)
Unrealized losses on auction rate certificates	-	15	-	10,869
Gain from amended patent licensing agreement	-	-	-	(20,041)
Other non-cash items affecting net income	(43)	761	2,273	3,506
Changes in operating assets and liabilities:
Accounts receivable	17,268	26,491	987	1,797
Inventories	1,307	(3,783)	(7,567)	(3,638)
Prepaid expenses and other assets	(9,105)	(3,310)	(18,640)	(147)
Accounts payable and accrued liabilities	14,297	2,882	33,874	(21,362)
Income taxes, net	23,678	8,354	29,825	8,602
Deferred revenue	7,679	2,700	25,962	7,488
Other liabilities	(9,399)	1,153	(5,187)	(1,213)
Payment on litigation settlement	-	-	(3,000)	(3,000)
Net cash provided by operating activities	102,461	77,961	264,474	273,225
Investing activities:
Purchases of available-for-sale securities	(91,069)	(68,500)	(304,097)	(373,223)
Proceeds from sale of available-for-sale and trading securities	16,244	78,923	299,376	176,908
Purchases of property, plant and equipment	(5,944)	(4,758)	(13,610)	(13,994)
Purchases of intangible assets	-	(1,250)	-	(9,571)
Acquisitions, net of cash acquired	129	-	(253,047)	(16,621)
Other	-	-	40	-
Net cash (used in) provided by investing activities	(80,640)	4,415	(271,338)	(236,501)
Financing activities:
Payments on debt	(390)	(401)	(1,536)	(1,522)
Proceeds from exercise of stock options	2,637	4,306	13,553	13,716
Issuance of Class A common stock (ESPP)	-	37	1,133	3,502
Excess tax benefit from exercise of stock options	3,229	2,279	21,746	5,827
Net cash provided by financing activities	5,476	6,221	34,896	21,523
Effect of foreign exchange rate changes on cash and cash equivalents	(2,443)	(295)	(1,738)	(1,330)
Net increase in cash and cash equivalents	24,854	88,302	26,294	56,917
Cash and cash equivalents at beginning of period	369,907	363,376	368,467	394,761
Cash and cash equivalents at end of period	$394,761	$451,678	$394,761	$451,678

Fiscal Year 2010 Non-GAAP Financial Targets
(In millions, except per share data)

The following tables show the Company’s fiscal year 2010 non-GAAP financial targets reconciled to GAAP financial targets included in this release.

Gross margin:	Fiscal Year 2010

GAAP gross margin	88%
Stock-based compensation	0
Amortization of acquired intangibles	1
Non-GAAP gross margin	89%

Operating expenses:	Fiscal Year 2010
	Low	High

GAAP operating expenses	$313	$324
Stock-based compensation	(30)	(31)
Amortization of acquired intangibles	(3)	(3)
Non-GAAP operating expenses	$280	$290

Diluted earnings per share:	Fiscal Year 2010
	Low	High

GAAP diluted earnings per share	$1.85	$1.96
Stock-based compensation	0.26	0.27
Amortization of acquired intangibles	0.09	0.10
Income tax adjustments	(0.13)	(0.13)
Non-GAAP diluted earnings per share	$2.07	$2.20

Shares used in computing diluted earnings per share	116	115

CONTACT:
Dolby Laboratories
Alex Hughes, 415-645-4572 (Investor)
investor@dolby.com
David Yang, 415-645-5679 (Media)
dyang@dolby.com